UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

ASTEC INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14714	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road

Chattanooga, Tennessee 37421

(Address of Principal Executive Offices and Zip Code)

(423) 899-5898

(Registrant's telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

ITEM 1.02. TERMINATION OF A MATERIAL DEFINATIVE AGREEMENT

On May 13, 2005, Euro American Advisors, as assignee of Transwestern Property Company Southwest, L.P. ("Transwestern"), notified Astec Industries, Inc. (the "Company") that it was unable to finalize funding arrangements and was terminating the Commercial Contract of Sale dated December 30, 2004, by and between Trencor, Inc. and Transwestern to purchase the Company's Grapevine, Texas facility. As reported in the Company's Form 10-Q for the period ended March 31, 2005, the contract was scheduled to close on June 15, 2005, but at the option of the buyer, the buyer could rescind the contract prior to May 16, 2005 and be entitled to receive a full refund of earnest money and any considerations paid for contract extensions. The contracted purchase price of the Grapevine, Texas facility was $13,200,000. In accordance with the terms of the sale contract, the Company has instructed its title company to refund the $150,000 of earnest money to Euro American Advisors. The contract did not contain any early termination penalties.

8.01. OTHER EVENTS

Following the termination of the Commercial Contract of Sale by Euro American Advisors, the Company has entered into active negotiations with another potential purchaser. There can be no assurances that a letter of intent or definitive sale agreement will be entered into with the current potential purchaser or with any future potential purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: May 19, 2005

By: /s/ J. Don Brock

J. Don Brock, Chairman of the Board

and President (Principal Executive Officer)